UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: December 20, 2016

DATE OF REPORT: December 30, 2016

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2016, James Stevens, a member of the Board of Directors for American Housing Income Trust, Inc. (the “Company”) and its Chief Executive Officer and President, submitted his resignation from these positions in consideration of a mutual decision between the Company and Mr. Stevens to retain Mr. Stevens as an employee (non-director and non-officer) of the Company pursuant to the employment agreement attached hereto (the “Stevens Agreement”). The Board of Directors accepted Mr. Stevens’ resignation on December 20, 2016 with the execution of the Stevens Agreement. The Board of Directors believes that, long-term, management of its properties by Mr. Stevens – a seasoned property manager, will be more cost efficient, especially if its portfolio of properties grows consistent with its forward-looking statements.

Mr. Stevens’ employment is at-will. Following a six-month probationary period, the Stevens Agreement will expire on December 31, 2017, absent written notice of termination by either party. Mr. Stevens shall be paid compensation equal to 5% of gross rental income from the Company’s tenants for his services with the Company controlling whether his services warrant a higher or lower compensation percentage.

In order to fill the void left by Mr. Stevens, the Board of Directors voted to appoint Mr. Zarinegar as Chief Executive Officer and President. In order to keep operations streamlined, the Board of Directors requested that Mr. Zarinegar serve in this position until further vote of the Board of Directors, and Mr. Zarinegar agreed to this position without compensation at this time.

Sean Zarinegar, Age 45, Chief Executive Officer and President

Mr. Zarinegar brings more than twenty years of experience in operations, evaluation, investment and management of real estate assets and is responsible for new asset origination, evaluation, analysis and due diligence, as well as overall executive direction. Mr. Zarinegar brings investment experience to the company as well as experience having formed successful business partnerships and has acquired a talented team of experts necessary to support ongoing and future projects and opportunities. Mr. Zarinegar has been an active real estate investor in Arizona, Texas, and Nevada as well as Colorado and Southern California, and has been tasked by the Company in leading efforts to convert the Company to a Real Estate Investment Trust consistent with 26 USC § 856.

Mr. Zarinegar is focused on maximizing the tremendous opportunity in the Phoenix, Arizona real estate market. With the decades of experience behind him, along with a severely depressed real estate market, the opportunities are abundant. For the past five years, Mr. Zarinegar has served as the Managing Partner for Core Performance Realty, and related parties, Performance Realty and American Realty. Mr. Zarinegar is subject to a cease and desist order issued by the Alabama Securities Commission and a consent cease and desist order issued by the Kansas Securities Commission. The final consent order issued by the Kansas Securities Commission dated July 21, 2008 prohibits Mr. Zarinegar from offering or selling unregistered securities in the State of Kansas, absent reliance on an exemption, or acting as a broker-dealer, or agent thereof, in the sale of securities, and to not violate the Kansas Uniform Securities Act. The Alabama Securities Commission has represented that a Final Order was entered on May 5, 2011, but no final order has been produced. Regardless, according to the FINRA disclosure made under U-6, the final order does not constitute a final order based on any laws or regulations that prohibit fraudulent, manipulative or deceptive conduct. Mr. Zarinegar filed a Statement of Claim for Expungement with FINRA pursuant to Rule 2080 (the “Statement of Claim”), but the Statement of Claim was deemed not eligible for arbitration presumably due to the fact that FINRA could not obtain jurisdiction over Malory, a defunct entity. In response, Mr. Zarinegar filed separate correspondence with the Kansas Securities Commission and the Alabama Securities Commission requesting that the subject orders be set aside. These requests are still pending.

These orders are not related to the Company. Mr. Zarinegar was a registered representative with FINRA between approximately 1992 and 2005. During the period of time in which he was registered with FINRA, Zarinegar held Series 6, 7, 22, 24, 27, 39 and 63 designations. He had been registered with six securities firms during this time period with the last being Malory Investments, LLC ("Malory") between August 2001 and April 2005. Mr. Zarinegar has two disclosure events set forth in his CRD, both of which revolve around alleged activity during his tenure at Malory. These disclosures are not customer complaints; rather, they revolve around cease and desist orders issued by the State of Kansas and the State of Alabama in 2007 as part of their respective investigations into Malory and six other primary respondents. The allegations against Mr. Zarinegar were that he failed to properly supervise the sale of private offerings in Kansas and Alabama.

Mr. Zarinegar has been in compliance with the Orders since issuance. The Orders are not related in any manner with respect to the Company or its related parties. To Orders do not restrict Mr. Zarinegar from engaging in an offering in the State of Kansas or State of Alabama provided he complies with the appropriate disclosures and laws.

On February 25, 2016, Jeff Howard, the former Chief Executive Officer and President, had executed the Employment Agreement with Mr. Zarinegar on behalf of the Company (the “Employment Agreement”). As a result, Mr. Zarinegar became a full-time employee of the Company. The Employment Agreement is for a period of three years (the “Initial Term”). At the expiration of the Initial Term, the Employment Agreement shall be automatically extended for additional successive one (1) year terms (the “Renewal Term”) unless either party gives written notice of its intention to the other party not less than sixty (60) days prior to the expiration of the then current term and any renewal term.

The Company agreed to pay Mr. Zarinegar an annual salary equal to $120,000 during the Initial Term or any Renewal Term and on the dates consistent with the Company’s payroll schedule, or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors conclude that the asset-based compensation limits or impairs the Company’s intent of becoming a real estate investment trust or impairs the Company’s status as a publicly reporting company in good standing under the rules promulgated by the United States Securities and Exchange Commission.

The Company recognizes that Mr. Zarinegar is a significant employee to the Company, and has incurred and continues to incur risk and exposure in guaranteeing the First Key debt service of the Company and the debt of its subsidiaries, which ultimately benefits the Company and its shareholders. Recognizing that the consideration above does not completely compensate Mr. Zarinegar, the Company had agreed to issue Mr. Zarinegar or his designee a total of 3,000,000 shares of the Company’s common stock on the first, second and third anniversary. However, on December 30, 2016, Mr. Zarinegar and the Company agreed to amend the compensation provision of his Employment Agreement to reflect that he had waived, until further agreement, further compensation in order for the Company to meet other unrelated financial obligations. The Company had agreed to issue 616,180 shares of its restricted common stock to Mr. Zarinegar, as of the effective date of this amendment upon Mr. Zarinegar giving notice to the Board of Directors to commence with the issuance.

The Board of Directors and Mr. Zarinegar have agreed to address officer compensation at the next meeting of the Board of Directors, or through a consent in lieu of meeting, as allowed for under the Bylaws. There is no family relationship between Mr. Zarinegar and any member of the Board of Directors or its officers. Mr. Zarinegar is the beneficial owner of 1,994,000 shares of the Company’s common stock (13.2% of issued and outstanding) through his individual ownership, and beneficial ownership through Performance Realty Management, LLC. Mr. Zarinegar gifted 6,000 of his shares since the effectiveness of the Company’s Form S-11/A. There are no related person transaction disclosures under Regulation S-K, Item 404(a).

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

The Board of Directors authorized Mr. Zarinegar to assess alternative strategies, including but not limited to, development of the Company’s properties located in Hughson, California, commonly known as 1831 Euclid Road and 1921 Euclid Road. The Board of Directors was, and still is, of the opinion that these properties are primed for potential improvement, construction and/or development, and that by deeding these properties to a wholly-owned subsidiary would enable the Company to pursue this project with the intent of increasing shareholder value and diversifying its portfolio. The Board of Directors has authorized the organization of Orchard Park, LLC in Nevada as a wholly-owned subsidiary of the Company, and to pursue registration of this company in California.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

				Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
31.1	Employment Agreement (Mr. Zarinegar)		8-K		2.0	2-25-16
31.2	First Amended Advisory Board Consulting and Compensation Agreement		8-K		1.0	2-25-16
31.3	Employment Agreement (Stevens)	X
31.4	First Amended Employment Agreement (Zarinegar)	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Sean Zarinegar

Name: Sean Zarinegar

Title: Chief Executive Officer and President

Dated: December 30, 2016

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